Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 17, 2021, in the Registration Statement on Form S-1 and related Prospectus of Justworks, Inc. for the registration of its Class A common stock.

/s/ Ernst & Young LLP

New York, New York
January 4, 2022